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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2006

FIRST HORIZON PHARMACEUTICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-30123 (Commission File Number)	58-2004779 (IRS Employer Identification No.)
6195 Shiloh Road Alpharetta, Georgia 30005 (Address of principal executive offices) (Zip Code)

(770) 442-9707
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒
Written communications pursuant to Rule 425 under the Securities Act

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

        On May 3, 2006 First Horizon Pharmaceutical Corporation (the "Company") issued a press release announcing that it has completed its previously announced offer to exchange up to $150,000,000 aggregate principal amount of its New 1.75% Contingent Convertible Senior Subordinated Notes Due 2024 (the "New Notes") for an equal principal amount of its currently outstanding 1.75% Contingent Convertible Senior Subordinated Notes Due 2024 (the "Old Notes"). The New Notes are governed by an Indenture dated as of May 3, 2006 between the Company and Deutsche Bank Trust Company Americas, as trustee (the "Indenture").

        A description of the material terms of the New Notes and the Indenture is incorporated herein by reference to the information under the headings "Summary—Summary of new notes," and "Description of New Notes" in the prospectus dated March 16, 2006, as supplemented, which was filed by the Company with the Securities Exchange Commission. The description incorporated by reference in this Current Report of the New Notes and the Indenture is not intended to be a complete description, and the description is qualified in its entirety by the full text of the document which is attached as an exhibit to and incorporated by reference in this Current Report.

Item 8.01 Other Events

        Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release dated May 3, 2006 announcing the results of the Company's exchange offer under which it offered to exchange New Notes for an equal principal amount of its Old Notes.

Item 9.01 Financial Statements and Exhibits

        The exhibits listed below are filed herewith.

(d)
Exhibits

99.1
Press Release dated March 16, 2006.

99.2
Indenture between the Company and the Trustee, dated as of May 3, 2006.

99.3
Form of New Note. (Included in Exhibit 99.2)

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon Pharmaceutical Corporation (Registrant)
By:	/s/ DARRELL BORNE Darrell Borne Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Date: May 3, 2006

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SIGNATURES